EXHIBIT 10.2

SECURITY AGREEMENT
This Security Agreement (as amended, supplemented or restated from time to time, this “Agreement”) dated as of July 1, 2016, is by and between the entities executing this Agreement as “Grantors” (together with any other entity that may become a party hereto as provided herein, each a “Grantor”, and collectively, herein called “Grantors”), each of whose address is 24955 I-45 North, The Woodlands, Texas 77380 and whose taxpayer identification numbers and organizational numbers issued by their jurisdictions of organization are listed on Exhibit G hereto, and JPMORGAN CHASE BANK, N.A., whose address is 712 Main Street, Houston, Texas 77002, in its capacity as Collateral Agent (in such capacity, the “Secured Party”) under that certain Collateral Agency Agreement (the “Collateral Agency Agreement”) dated concurrently herewith executed by and among Secured Party, TETRA TECHNOLOGIES, INC., a Delaware corporation (“Parent”), Grantors, JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement (hereinafter defined), and GSO TETRA HOLDINGS LP., as the sole current Purchaser under the Note Purchase Agreement (hereinafter defined).
Recitals
WHEREAS, pursuant to that certain Credit Agreement (as amended by instruments dated as of December 15, 2006, October 29, 2010, September 30, 2014 and July 1, 2016 and as the same may be further amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) dated as of June 27, 2006 among Parent, certain lenders therein named (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), the Lenders have agreed to make loans and issue letters of credit upon the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to that certain Amended and Restated Note Purchase Agreement (as the same may be amended, modified, extended, renewed or replaced from time to time, the “Note Purchase Agreement”) dated as of July 1, 2016 between Parent and GSO Tetra Holdings L.P., as purchaser, GSO Tetra Holdings L.P. has agreed to purchase indebtedness of the Parent upon the terms and subject to the conditions set forth therein;
WHEREAS, it is a condition precedent to the effectiveness (or continued effectiveness) of the Credit Agreement and the Note Purchase Agreement and the obligations of the Lenders and the purchasers under the Credit Agreement and the Note Purchase Agreement, respectively, that the Grantors shall have executed and delivered this Agreement to the Secured Party for the ratable benefit of the Creditors (as defined in the Collateral Agency Agreement); and
WHEREAS, Grantors will receive direct or indirect benefits from the execution of, and performance of obligations under, this Agreement.
NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and Secured Party agree as follows:
Any capitalized term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement. Terms used in this Agreement which are defined in the UCC are used with the meanings as therein defined. All principles of construction set forth in Article I of the Credit Agreement are incorporated herein by reference for all purposes.
ARTICLE 1
Creation of Security Interest

In order to secure the prompt and unconditional payment of the Debt (as defined in Section 2.2), each Grantor hereby grants to Secured Party on behalf of the holders of the Debt a security interest in and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Secured Party on behalf of the holders of the Debt all of Grantors’ remedies, powers, privileges, rights, titles and interests (including all power of Grantors, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to all personal property of Grantors, including without limitation, all of Grantors’ remedies, powers, privileges, rights, titles and interests (including all power of Grantors, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to the following:
Accounts

(a)
all accounts, receivables and accounts receivable regardless of form (including all choses or things in action, trade names, trademarks, patents, patents pending, infringement claims, service marks, licenses, copyrights, blueprints, drawings, plans, diagrams, schematics, computer programs, computer tapes, computer discs, reports, catalogs, customer lists, purchase orders, goodwill, route lists, monies due or recoverable from pension funds, tax refunds and all rights to any of the foregoing), book debts, contract rights and rights to payment no matter how evidenced (including those accounts listed on the Schedule or Schedules which may from time to time be attached hereto);

(b)
all chattel paper, notes, drafts, acceptances, payments under leases of equipment or sale of inventory, and other forms of obligations received by or belonging to any Grantor for goods sold or leased and/or services rendered by such Grantor;

(c)
purchase orders, instruments and other documents (including all documents of title) evidencing obligations to any Grantor, including those for or representing obligations for goods sold or leased and/or services rendered by such Grantor;

(d)
all monies due or to become due to any Grantor under all contracts, including those for the sale or lease of goods and/or performance of services by such Grantor no matter how evidenced and whether or not earned by performance;

(e)
all accounts, receivables, accounts receivable, contract rights, and general intangibles arising as a result of any Grantor’s having paid accounts payable (or having had goods sold or leased to any Grantor or services performed for any Grantor giving rise to accounts payable) which accounts payable were paid for or were incurred by such Grantor on behalf of any third parties pursuant to an agreement or otherwise;

(f)	all goods, the sale and delivery of which give rise to any of the foregoing, including any such goods which are returned to any Grantor for credit;

Inventory
all goods, merchandise, raw materials, work in process, finished goods, and other tangible personal property of whatever nature now owned by any Grantor or hereafter from time to time existing or acquired, wherever located and held for sale or lease, including those held for display or demonstration or out on lease or consignment, or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in any Grantor’s business or which are finished or unfinished goods and all accessions and appurtenances thereto, together with all warehouse receipts and other documents evidencing any of the same and all containers, packing, packaging, shipping and similar materials;
Equipment and General Intangibles
all general intangibles now owned by any Grantor or existing or hereafter acquired, created or arising (whether or not related to any of the other property described in this Article) and all goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels and other articles of personal property of whatever nature (whether or not the same constitute fixtures) now owned by any Grantor or hereafter acquired, and all component parts thereof and all appurtenances thereto;

Patents, Trademarks and Copyrights

(a)
all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and other source or business identifiers (and all amendments, supplements, restatements and modifications thereof or thereto from time to time), and all prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications, if any, in connection therewith including registrations, recordings and applications, if any, in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof (each such office or agency being referred to herein as a “Trademark Office”) and all reissues, continuations, continuations-in-part, extensions or renewals thereof (each of the foregoing items in this paragraph and listed on Exhibit A attached hereto being herein referred to as a “Trademark” and collectively called the “Trademarks”) and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;

(b)
all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for such letters patent, including, without limitation, registrations, recordings and applications in a Trademark Office and all reissues, continuations, continuations-in-part, extensions or renewals thereof (each of the foregoing being herein called a “Patent”), and any license related thereto (each herein called a “Patent License”; listed on Exhibit A attached hereto are all Patents and Patent Licenses of Grantors);

(c)
copyrights and copyright registrations, including, without limitation, the copyright registrations and recordings thereof and all applications in connection therewith listed on Exhibit A attached hereto, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of any Grantor’s business symbolized by the foregoing and connected therewith and (v) all of Grantors’ rights corresponding thereto throughout the world (all of the foregoing copyrights and copyright registrations, together with the items described in clauses (i)-(v) in this paragraph (c), are sometimes hereinafter individually and/or collectively referred to as the “Copyrights”); and (ii) all products and proceeds of any and all of the foregoing, including, with limitation, licensed royalties and proceeds of infringement suits;

(d)
any claim for past, present or future infringement or dilution of any Trademark, Patent, Patent License or Copyright (including licensed royalties), or for injury to the goodwill associated with any Trademark;

Stock

(a)	all of the investment securities listed on Exhibit B, hereto attached and hereby made a part hereof;

(b)
all dividends (cash or otherwise), rights to receive dividends, stock dividends, dividends paid in stock, distributions upon redemption or liquidation, distributions as a result of split-ups, recapitalizations or rearrangements, stock rights, rights to subscribe, voting rights, rights to receive securities, and all new securities and other investment property and other property which any Grantor may hereafter become entitled to receive on account of the foregoing;

Partnership and Limited Liability Company Interests

(a)
The partnerships and limited liability companies (the “Non-Corporate Entities”) created under and by virtue of the organizational documents (collectively, the “Non-Corporate Entity Agreements”) described on Exhibit B hereto;

(b)
all instruments, documents, chattel papers, accounts, general intangibles, profits, income, surplus, money, credits, claims, demands and other property (real or personal) and revenues of any kind or character now or hereafter relating to, accruing or arising under or in respect of the Non-Corporate Entity Agreements and all property, real or personal, now or hereafter owned by the Non-Corporate Entities or paid, payable or otherwise distributed or distributable or transferred or transferable to any Grantor under, in connection with or otherwise in respect of any of such property or the Non-Corporate Entity Agreements (whether by reason of any Grantor’s ownership interest, loans by any Grantor or otherwise);

Commercial Tort Claims, Deposit Accounts, Negotiable Collateral,
Supporting Obligations and Money

(a)
All of Grantors’ right, title and interest with respect to any “commercial tort claims” as that term is defined in the UCC including, without limitation, the commercial tort claims listed on Exhibit C (“Commercial Tort Claims”);

(b)
All of Grantors’ right, title, and interest with respect to any “deposit account” as that term is defined in the UCC and the investments and earnings therein and documents evidencing the same, including, without limitation, any checking or other demand deposit account, time, savings, passbook or similar account maintained with a bank including, without limitation, the deposit accounts set forth on Exhibit C (“Deposit Accounts”);

(c)
All of Grantors’ right, title and interest with respect to letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents (including any bills of lading, dock warrants, dock receipts, warehouse receipts or orders for delivery of goods and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of such document and the goods it covers), as such terms may be defined in the UCC, and any and all supporting obligations in respect thereof (“Negotiable Collateral”);

(d)
All of Grantors’ right, title, and interest with respect to any “supporting obligations” as such term is defined in the UCC, including letters of credit and guaranties issued in support of accounts, chattel paper, documents, general intangibles, instruments, or investment property (the “Supporting Obligations”);

(e)	All of Grantors’ money, cash, cash equivalents or other assets of any Grantor that now or hereafter come into the possession, custody, or control of Secured Party or any Lender or any Purchaser;

all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), other Negotiable Collateral, Supporting Obligations, cash, books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of any Grantor or Secured Party in respect of the foregoing). Without limiting any of the foregoing, the security interest herein granted shall cover all of the rights, titles and interests of Grantors in and to all goods (including inventory, equipment and any accessions to this Agreement), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). All of the properties and interests described in this Article (specifically excluding the Excluded Assets) are herein collectively called the “Collateral”, it being understood that, notwithstanding any other provision set forth in this Agreement, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset. The inclusion of proceeds does not authorize any Grantor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein.

ARTICLE 2
Secured Indebtedness

2.1This Agreement is made to secure all of the following present and future debt and obligations:

(a)	All debt now and hereafter evidenced by the Notes.

(b)	All debt now and hereafter evidenced by the Notes (as defined in the Note Purchase Agreement).

(c)	All obligations and Indebtedness of any Grantor now or hereafter created or incurred under, or in connection with the Credit Agreement and the Note Purchase Agreement.

(d)	All other obligations, if any, undertaken by any Grantor in any other place in this Agreement.

(e)
Any and all sums and the interest which accrues on them as provided in this Agreement which Secured Party or any holder of the Debt may advance or which any Grantor may owe Secured Party or any holder of the Debt pursuant to this Agreement on account of such Grantor’s failure to keep, observe or perform any of the covenants of such Grantor under this Agreement.

(f)
(i) All present and future debts and obligations under or pursuant to any Loan Documents now or in the future governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the debt evidenced by the Notes, including the LC Exposure, (ii) all obligations of Grantors or any other Loan Party now or hereafter owing to any Lender or any Affiliate of a Lender under a Swap Agreement or under an agreement governing Banking Services (hereinafter defined) and (iii) all supplements, amendments, restatements, renewals, extensions, rearrangements, increases, expansions or replacements of them.

(g)
(i) All present and future debts and obligations under or pursuant to any Note Documents (as defined in the Note Purchase Agreement) now or in the future governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the debt evidenced by the Notes (as defined in the Note Purchase Agreement) and (ii) all supplements, amendments, restatements, renewals, extensions, rearrangements, increases, expansions or replacements of them.

2.2The term “Debt” means and includes all of the Indebtedness and other obligations described or referred to in Section 2.1. The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against any Grantor or any other Person now or hereafter primarily or secondarily obligated to pay all or any part of the Debt (each Grantor and each such other Person being herein called individually an “Obligor” and collectively, “Obligors”) or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable attorneys’ fees and any other reasonable expenses incurred by Secured Party in enforcing any of the Loan Documents or Note Documents. The term “Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

2.3Notwithstanding the foregoing, the right of recovery against each Grantor under this Agreement (other than the Non-Recourse Grantors (as defined in Section 8.28 hereof, whose liability hereunder is limited as set forth in such section) is limited to the extent it is judicially determined with respect to any such Grantor that entering this

Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, in which case such Grantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render such Grantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

ARTICLE 3
Representations and Warranties

Each Grantor represents and warrants as follows:

(a)
Grantors are the legal and equitable owner and holder of good and marketable title to the Collateral free of any adverse claim and free of any Lien except only for the Liens granted hereby and the Permitted Encumbrances (such warranty to supersede any provision contained in this Agreement limiting the liability of any Grantor). Except for matters which have previously been released, there are no financing statements directly or indirectly affecting the Collateral or any part of it now on file in any public office except as Secured Party may otherwise consent in writing.

(b)
All leased and owned locations of Grantors are located at the addresses set forth on Exhibit D attached hereto; and in this regard, Grantors’ locations means all places of business of Grantors. All books and records of any applicable Grantor with regard to the Collateral are maintained and kept at locations identified on Exhibit D. Other than Collateral in use or repair in the ordinary course of business, all Collateral other than inventory in transit is located at the places specified on Exhibit D. Upon request from the Secured Party, Grantors will provide a list of the current locations of all Collateral.

(c)
Except as set forth on Exhibit E hereto, no part of the Collateral is covered by a certificate of title or subject to any certificate of title law. No part of the Collateral consists or will consist of consumer goods, farm products, timber and the like or accounts resulting from the sale thereof.

(d)
No Grantor has changed its name, whether by amendment of its organizational documents or otherwise, or the jurisdiction under whose laws such Grantor is organized within the last five (5) years. Exhibit F attached hereto lists all tradenames, fictitious names and other names used by any Grantor in the last five (5) years.

(e)	Grantors’ correct taxpayer identification numbers and organizational identification numbers, if any, issued by their jurisdictions of organization are listed on Exhibit G hereto.

(f)
The Collateral described in Article 1 under the heading “Stock” (the “Stock Collateral”) is free from any restriction relating to the granting of Liens, duly and validly authorized and issued, and fully paid, and is hereby duly and validly pledged and hypothecated to Secured Party in accordance with applicable U.S. law, subject to the post-closing requirements in Section 3 of that certain Agreement and Fourth Amendment to Credit Agreement dated as of the date hereof, by and among Parent, the Administrative Agent and the Lenders.

(g)
Exhibit C attached hereto sets forth all Commercial Tort Claims of Grantors for which claims have been filed, indicating the case caption for each claim, the court or other judicial forum where such claim is being litigated and the remedies sought in such claim and all other relevant information necessary or required to create a Lien on such claim in favor of Secured Party.

(h)
The value of the consideration received and to be received by each Grantor is reasonably worth at least as much as the liability and obligation of such Grantor incurred or arising under this Agreement and all related papers and arrangements. Each Grantor’s board of directors, general partners or other governors have determined that such liability and obligation may reasonably be expected to substantially benefit such Grantor directly or indirectly. Each Grantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by Parent, any Obligor or any other person or entity in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Each Grantor is fully informed of all circumstances which bear upon the risks of executing this Agreement and which a diligent inquiry would reveal. Each Grantor has adequate means to obtain from the Parent on a continuing basis information concerning Parent’s financial condition, and is not depending on Secured Party or any holder of the Debt to provide such information, now or in the future. Each Grantor agrees that neither Secured Party nor any holder of the Debt shall have any obligation to advise or notify any Grantor or to provide any Grantor with any data or information.

ARTICLE 4
Covenants

4.1Each Grantor covenants and agrees with Secured Party as follows:

(a)
Each Grantor shall furnish to Secured Party such instruments as may be reasonably required by Secured Party or any Creditor to assure the transferability of any Collateral in accordance with this Agreement when and as often as may be reasonably requested by Secured Party or such Creditor.

(b)
If (i) the validity or priority of this Agreement or of any material rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or (ii) if any legal proceedings are instituted with respect thereto, Grantors will give prompt written notice thereof to Secured Party and at Grantors’ own cost and expense will diligently endeavor to cure any material defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings; and if an Event of Default has or would result, Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the material rights, titles, security interests and other interests created or evidenced hereby, and all reasonable and customary expenses so incurred of every kind and character shall constitute sums advanced pursuant to Section 4.2 of this Agreement.

(c)
Each Grantor will, on request of Secured Party or any Creditor, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and such other instruments and to subject to the Liens hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically any renewals, additions, substitutions, replacements or appurtenances to the then Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Secured Party or any Creditor to protect the security interest hereunder against the rights or interests of third persons, and Grantors will pay all reasonable and customary costs connected with any of the foregoing.

(d)
Notwithstanding the security interest in proceeds granted herein, no Grantor will, except as otherwise expressly permitted herein or in both the Credit Agreement and the Note Purchase Agreement, sell, lease, exchange, lend, rent, assign, license, transfer or otherwise dispose of, or pledge, hypothecate or grant any Lien in, or permit to exist any Lien against, all or any part of the Collateral or any interest therein or permit any of the foregoing to occur or arise or permit title to the Collateral, or any interest therein, to be vested in any other party, in any manner whatsoever, by operation of law or otherwise, without the prior written consent of Secured Party. Except as provided by both the Credit Agreement and the Note Purchase Agreement or as otherwise permitted herein, no Grantor shall, without the prior written consent of Secured Party, (i) acquire any such Collateral under any arrangement whereby the seller or any other Person retains or acquires any Lien in such Collateral or (ii) return or give possession of any such Collateral to any supplier or any other Person.

(e)
Grantors shall at all times keep accurate and complete records of the Collateral and its proceeds. Grantors shall, where applicable, at Grantors’ own expense take all reasonable and appropriate steps to enforce the collection of the Collateral and items representing proceeds thereof.

(f)
No Grantor will change its organizational identification number, taxpayer identification number, jurisdiction of organization, address, location, name, identity or, if applicable, structure unless such Grantor shall have (i) notified Secured Party of such change in writing at least thirty (30) days before the effective date of such change and (ii) taken such action, reasonably satisfactory to Secured Party, to have caused the Lien of Secured Party on behalf of the holders of the Debt in the Collateral to be at all times perfected and in full force and effect in the manner.

(g)
Grantors shall at all times keep accurate books and records reflecting all facts concerning the Collateral including those pertaining to the warranties, representations and agreements of Grantors under this Agreement. Upon reasonable request by Secured Party, Grantors will take reasonable steps to make written designation on the books and records of Grantors to reflect thereon the assignment to Secured Party of the Collateral covered by this Agreement; provided, however, that the failure of any Grantor to make such a written designation shall not affect the rights of Secured Party to any of the Collateral.

(h)
If the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money or other Negotiable Collateral, Grantors will, at the request of Secured Party, immediately deliver any of the foregoing to Secured Party, appropriately endorsed to Secured Party’s order and regardless of the form of endorsement, each Grantor waives presentment, demand, notice of dishonor, protest and notice of protest. Prior to such delivery, such Collateral shall be held by Grantors in trust for the benefit of Secured Party and the holders of the Debt and subject to the Liens granted herein.

(i)
No Grantor will use, or allow the use of, the Collateral in any manner which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. No Grantor will do or suffer to be done any act outside its ordinary course of business whereby the value of any part of the Collateral may be lessened in any material respect.

(j)
Grantors agree to provide, maintain and keep in force casualty, liability and other insurance for that portion of the Collateral which is tangible personal property to the extent required by the Credit Agreement and the Note Purchase Agreement. Each Grantor hereby assigns to Secured Party on behalf of the holders of the Debt the exclusive right (exercisable at any time after the occurrence and during the continuation of an Event of Default) to collect any and all monies that may become payable under any insurance policies covering any part of the Collateral, or any risk to or about the Collateral. To the extent such policies are transferable, and subject to the consent and requirements of the applicable insurance companies or policies, foreclosure of this Agreement shall automatically constitute foreclosure upon all policies of insurance insuring any part of or risk to the Collateral and all claims thereunder arising from post-foreclosure events. To the extent such policies are transferable, and subject to the consent and requirements of the applicable insurance companies or policies, the successful bidder or bidders for any Collateral at any foreclosure, as their respective interests may appear, shall automatically accede to all of Grantors’ rights in, under and to such policies and all post-foreclosure event claims, and such bidder(s) shall be named as insured(s) on request, whether or not the bill of sale to any such successful bidder mentions insurance. Unless Secured Party or Secured Party’s representative reserves at the foreclosure sale the right to collect any uncollected insurance proceeds recoverable for events occurring before foreclosure (in which event the successful bidder at the sale, if not Secured Party, shall have no interest in such proceeds and Secured Party shall apply them, if and when collected, to the Debt in such order and manner as Secured Party shall then elect and remit any remaining balance to Grantors or to such other Person as is legally entitled to them), all proceeds of all such insurance which are not so reserved by Secured Party at the foreclosure sale and are not actually received by Secured Party until after foreclosure shall be the property of the successful bidder or bidders at foreclosure, as their interests may appear, and no Grantor shall have any interest in them and shall receive no credit for them. Neither Secured Party nor any holder of the Debt shall have any duty to any Grantor or anyone else to either require or provide any insurance or to determine the adequacy or disclose any inadequacy of any insurance. If Secured Party or any holder of the Debt elects at any time or for any reason to purchase insurance relating to the Collateral, it shall have no obligation to cause any Grantor or anyone else to be named as an insured, to cause any Grantor’s or anyone else’s interests to be insured or protected or to inform any Grantor or anyone else that his or its interests are uninsured or underinsured.

(k)
The Collateral is and shall remain in Grantors’ possession or control at all times at Grantors’ risk of loss at Grantors’ locations as described in writing to Secured Party, where Secured Party may inspect it at any time, except for (i) its temporary removal in connection with its ordinary use, (ii) any removal to which Secured Party consents in writing in advance, (iii) Collateral which is leased in accordance with Section 4.1(l) below and (iv) dispositions permitted hereby or by both the Credit Agreement and the Note Purchase Agreement.

(l)
Save as otherwise provided under the Credit Agreement or the Note Purchase Agreement, until the occurrence of an Event of Default which has not been cured or waived, Grantors may use the Collateral described in Article 1 under the caption “Inventory” in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon and may also sell or lease such Collateral in the ordinary course of business. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. Until the occurrence of an Event of Default which has not been cured or waived, Grantors may also (i) lease Equipment in the ordinary course of business consistent with their current business practices and (ii) use and consume any raw materials or supplies, the use and consumption of which are necessary to carry on the businesses of Grantors.

(m)
Except as disclosed to Secured Party in writing, none of the Collateral described in Article 1 under the caption “Equipment” is or shall be wholly or partly affixed to real estate or other goods so as to become fixtures on such real estate or accessions to such other goods. To the extent any of such Collateral is or shall be wholly or partly affixed to real estate or other goods so as to become fixtures on such real estate or accessions to such other goods, Grantors have supplied to Secured Party a description of the real estate or other goods to which such Collateral is or shall be wholly or partly affixed. Said real estate is not subject to any lien or mortgage except as disclosed to Secured Party in writing. Grantors will, on demand by Secured Party, furnish or cause to be furnished to Secured Party a disclaimer or disclaimers, signed by all persons having an interest in the applicable real estate or other goods to which such Collateral is or shall be wholly or partly affixed, of any interest in such Collateral which is before Secured Party’s interest.

(n)
In the event any Grantor receives any new securities or other investment property or other property on account of any of the Stock Collateral, such Grantor will immediately deliver the same to Secured Party to be held by Secured Party subject to the terms and provisions of this Agreement.

(o)
Such Grantor agrees to cause each of its Subsidiaries that is required to become a party to this Agreement pursuant to Article VII(p) of the Credit Agreement or Section 9.6 of the Note Purchase Agreement to become a Grantor for all purposes of this Agreement by executing and delivering an Assumption Agreement substantially in the form of Annex 1 hereto.

4.2If any Grantor fails to comply with any of its agreements, covenants or obligations under this Agreement or any other Loan Document or Note Document and such failure continues for 10 days after Secured Party has given such Grantor written notice thereof, Secured Party (in such Grantor’s name or in Secured Party’s own name as agent for the Creditors) may perform them or cause them to be performed for the account and at the expense of such Grantor, but shall have no obligation to perform any of them or cause them to be performed. Any and all reasonable and customary, out-of-pocket expenses thus incurred or paid by Secured Party shall be the Grantors’ obligations to Secured Party due and payable on demand, or if no demand is sooner made, then they shall be due on or before four (4) years after the respective dates on which they were incurred, and each shall bear interest from the date Secured Party pays it until the date Grantors repay it to Secured Party, at the greater of (a) the rate provided in the Credit Agreement and (b) the rate provided in the Note Purchase Agreement, in each case, for interest on past due payments (the “Default Rate”). Upon making any such payment or incurring any such expense, Secured Party shall be fully and automatically subrogated to all of the rights of the Person receiving such payment. Any amounts owing by any Grantor to Secured Party pursuant to this or any other provision of this Agreement shall automatically and without notice be and become a part of the Debt and shall be secured by this and all other instruments securing the Debt. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Secured Party or any of Secured Party’s officers or agents. The exercise of the privileges granted to Secured Party in this Section shall in no event be considered or constitute a cure of the Default or a waiver of Secured Party’s right at any time after an Event of Default to declare the Debt to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Credit Agreement, the Note Purchase Agreement, the Notes, the Notes (as defined in the Note Purchase Agreement) and the other Loan Documents and Note Documents and of all rights given Secured Party by law.

4.3Each Grantor, at its own expense, will perform all acts and execute all documents, including, without limitation, documents or instruments suitable for filing with any Trademark Office or the United States Copyright Office (the “Copyright Office”), as applicable, at any time to evidence, perfect, maintain, record and enforce the Secured Party’s interest in the Collateral described in Article 1 under the heading “Patents; Trademarks and Copyrights” (collectively, the “Intellectual Property Collateral”), or to prosecute any Trademark application, or Copyright application, as applicable, or to preserve, extend, reissue, continue or renew any such Collateral (unless not doing so would be commercially reasonable and would not have a material adverse effect on such Grantor or its ability to perform its obligations under the Loan Documents or the Note Documents), or otherwise in furtherance of the provisions of this Agreement.

4.4In no event shall any Grantor, either itself or through any agent, employee, license or designee, file an application for the registration of any trademark, tradename, service mark, or patent or Copyright, with any Trademark Office or the Copyright Office, as applicable, or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof in which such intellectual property is typically placed of record unless it promptly thereafter informs the Secured Party, and, upon Secured Party’s or any Creditor’s request, executes and delivers any and all agreements, instruments, documents and papers as Secured Party may request to grant to Secured Party a security interest in such trademark, service mark, tradename or patent or Copyright, as applicable, and in any general intangibles related to or arising in connection with the same, including any underlying technology, inventions and trade secrets of the applicable Grantor relating thereto or represented thereby.

4.5Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under any applicable Loan Document voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Loan Party intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 5
Assignment of Payments; Certain Powers
of Secured Party; Voting Rights

5.1During the continuation of an Event of Default, each Grantor hereby authorizes and directs each account debtor and each other Person (a “Collateral Obligor”) obligated to make payment in respect of any of the Collateral to pay over to Secured Party or its designee, upon demand by Secured Party, all or any part of the Collateral without making any inquiries as to the status or balance of the Debt and without any notice to or further consent of any Grantor. Grantors hereby agree to indemnify each Collateral Obligor and hold each Collateral Obligor harmless from all expenses and losses which it may incur or suffer as a result of any payment it makes to Secured Party pursuant to this paragraph. To facilitate the rights of Secured Party hereunder, each Grantor hereby authorizes Secured Party and its designees, during the continuation of an Event of Default:

(a)
to notify Collateral Obligors of Secured Party’s security interest in the Collateral and to collect all or any part of the Collateral without further notice to or further consent by any Grantor; and each Grantor hereby constitutes and appoints Secured Party the true and lawful attorney of such Grantor (such agency being coupled with an interest), irrevocably, with power of substitution, in the name of such Grantor or in its own name or otherwise, to take any of the actions described in the following clauses (b), (c), (d), (e), (f) and (g);

(b)
to ask, demand, collect, receive, give receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due or payable under the Collateral and to settle and/or adjust all disputes and/or claims directly with any Collateral Obligor and to compromise, extend the time for payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, on such terms and conditions as Secured Party may determine (without thereby incurring responsibility to or discharging or otherwise affecting the liability of any Grantor to Secured Party or any Creditor under this Agreement or otherwise);

(c)
to direct delivery of, receive, open and dispose of all mail addressed to any Grantor and to execute, sign, endorse, transfer and deliver (in the name of such Grantor or in its own name or otherwise) any and all receipts or other orders for the payment of money drawn on the Collateral and all notes, acceptances, commercial paper, drafts, checks, money orders and other instruments given in payment or in partial payment thereof and all invoices, freight and express bills and bills of lading, storage receipts, warehouse receipts, other Negotiable Collateral and other instruments and documents in respect of any of the Collateral and any other documents necessary to evidence, perfect and realize upon the Liens created pursuant to this Agreement;

(d)
in its discretion to file any claim or take any other action or proceeding which Secured Party may reasonably deem necessary or appropriate to protect and preserve the rights, titles and interests of Secured Party hereunder;

(e)	to file financing statements, and to sign the name of any Grantor to drafts against any Collateral Obligor, assignments or verifications of any of the Collateral and notices to any Collateral Obligor;

(f)
to station one or more representatives of Secured Party on any Grantor’s premises for the purpose of exercising any rights, benefits or privileges available to Secured Party hereunder or under any of the Loan Documents or Note Documents or at law or in equity, including receiving collections and taking possession of books and records relating to the Collateral; and

(g)	to cause title to any or all of the Collateral to be transferred into the name of Secured Party or any nominee or nominees of Secured Party.

5.2Unless and until an Event of Default, as hereinafter defined, shall have occurred and be continuing, (i) Grantors shall be entitled to exercise all voting and consensual powers and rights pertaining to the Stock Collateral or any part thereof for all purposes not inconsistent with the terms of this Agreement and (ii) except as herein provided, Grantors shall be entitled to receive and retain all dividends on the Stock Collateral or any part thereof. During the continuation of an Event of Default, Secured Party shall have the right to the extent permitted by applicable law (but shall not be obligated to exercise such right), and each Grantor shall take all such action as may be reasonably necessary or appropriate to give effect to such right, to vote and give consents, ratifications and waivers, and take any other action with respect to any or all of the Stock Collateral with the same force and effect as if Secured Party were the owner thereof. All dividends in stock or property representing stock, and all subscription warrants or any other rights or options issued in connection with the Stock Collateral, and all liquidating dividends or distributions or return of capital upon or in respect of the Stock Collateral or any part thereof, or resulting from any split, revision or reclassification of the Stock Collateral or any part thereof or received in exchange for the Stock Collateral or any part thereof as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to Secured Party, or if paid to or received by any Grantor, shall, immediately upon receipt thereof, be paid over, transferred and delivered to Secured Party and shall be Stock Collateral pledged under and subject to the terms of this Agreement.

5.3The powers conferred on Secured Party pursuant to this Article are conferred solely to protect Secured Party’s interest in the Collateral and shall not impose any duty or obligation on Secured Party or any holder of the Debt to perform any of the powers herein conferred. No exercise of any of the rights provided for in this Article shall constitute a retention of Collateral in satisfaction of the indebtedness as provided for in the UCC.

ARTICLE 6
Events of Default

An Event of Default under the Credit Agreement or the Note Purchase Agreement shall constitute an Event of Default under this Agreement (“Event of Default”).

ARTICLE 7
Remedies in Event of Default

7.1During the continuation of an Event of Default:

(a)	[Intentionally Left Blank]

(b)
Secured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral (each Grantor hereby WAIVING all claims for damages arising from or connected with any such taking, except as may be caused by the gross negligence, bad faith or willful misconduct of Secured Party) and of all books, records and accounts relating thereto and to exercise, without interference from any Grantor, any and all rights which each Grantor has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell or rent the same for the account of any applicable Grantor and to deduct from such sale proceeds or such rents all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds or such rents and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds or such rents on the Debt. Before any sale, Secured Party may, at its option, complete the processing of any of the Collateral and/or repair or recondition the same to such extent as Secured Party may deem advisable. Secured Party may take possession of any Grantor’s premises to complete such processing, repairing and/or reconditioning, using the facilities and other property of any Grantor to do so, to store any Collateral and to conduct any sale as provided for herein, all without compensation to any Grantor. All costs, expenses, and liabilities incurred by Secured Party in collecting such sales proceeds or such rents, or in managing, operating, maintaining, protecting or preserving such properties, or in processing, repairing and/or reconditioning the Collateral if not paid out of such sales proceeds or such rents as hereinabove provided, shall constitute a demand obligation owing by Grantors and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess any Grantor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this paragraph, neither Secured Party nor any holder of the Debt shall be liable for any loss sustained by any Grantor resulting from any failure to sell or let the Collateral, or any part thereof, or from any other act or omission of Secured Party or any holder of the Debt with respect to the Collateral unless such loss is caused by the gross negligence, willful misconduct or bad faith of Secured Party or any holder of the Debt, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

(c)
Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale or at any broker’s board or on any securities exchange (with or without appraisal or having the Collateral at the place of sale) for cash and at such price or prices as Secured Party may deem best, and Secured Party or any Creditor may be the purchaser of any and all of the Collateral so sold and Secured Party may apply upon the purchase price therefor any of the Debt and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable or is required by applicable law so to do, (i) to restrict the prospective bidders on or purchasers of any of the Stock Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of any of the Stock Collateral, (ii) to cause to be placed on certificates for any or all of the Stock Collateral a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as Secured Party deems necessary or advisable in order to comply with said Act or any other applicable law. In any such public or private sale, each holder of the Debt if bidding for its own account or for its own account and the accounts of other holders of the Debt is prohibited from including in the amount of its bid an amount to be applied as a credit against that portion of the Debt owing to it or the portion of the Debt owing to the other holders of the Debt; instead, such holder of the Debt must bid in cash only. However, in any such public or private sale, Secured Party may (but shall not be obligated to) submit a bid for all holders of the Debt (including itself) in the form of a credit against the Debt owed to all of the holders of the Debt, and Secured Party or its designee may (but shall not be obligated to) accept title to property purchased at such public or private sale for and on behalf of all holders of the Debt. Each Grantor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which any Grantor has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Grantors written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party’s intention to make any such public or private sale. Such notice shall be personally delivered or mailed, postage prepaid, at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice, in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. In case of sale at broker’s board or on a securities exchange, such notice shall state the board or exchange at which such sale is to be made and the day on which t he Collateral or that portion thereof so being sold will first be offered for sale at such board or exchange. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Each Obligor, to the extent applicable, shall remain liable for any deficiency.

(d)	Secured Party shall have all the rights of a secured party after default under the UCC and in conjunction with, in addition to or in substitution for those rights and remedies:

(i)
Secured Party may require Grantors to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

(ii)
it shall not be necessary that Secured Party or any holder of the Debt take possession of the Collateral or any part thereof before the time that any sale pursuant to the provisions of this Article is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(iii)
before application of proceeds of disposition of the Collateral to the Debt, such proceeds shall be applied to the reasonable and customary, out-of-pocket expenses of retaking, holding, preparing for sale or lease, selling, leasing, licensing, sublicensing and the like and the reasonable and customary out-of-pocket attorneys’ fees and legal expenses incurred by Secured Party, each Obligor, to the extent applicable, to remain liable for any deficiency; and

(iv)
the sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the Debt, this Agreement and the Liens created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

(v)
in the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vi)
any and all statements of fact made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder shall be taken as rebuttable evidence of the truth of the facts so stated; and

(vii)
Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party; and

(viii)
demand of performance, advertisement and presence of property at sale are hereby WAIVED and Secured Party is hereby authorized to sell hereunder any evidence of debt it may hold as security for the Debt. Except as provided herein or in any other Loan Document or Note Document, all demands and presentments of any kind or nature are expressly WAIVED by each Grantor. Each Grantor WAIVES the right to require Secured Party or any holder of the Debt to pursue any other remedy for the benefit of any Grantor and agrees that Secured Party or any holder of the Debt may proceed against any Obligor for the amount of the Debt owed to Secured Party or any holder of the Debt without taking any action against any other Obligor or any other Person and without selling or otherwise proceeding against or applying any of the Collateral in Secured Party’s possession.

(e)
Secured Party may, at any time and from time to time, license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in its sole discretion determine.

(f)
Secured Party may (without assuming any obligations or liability thereunder), at any time, enforce and shall have the exclusive right to enforce against any licensor, licensee or sublicensee all rights and remedies of any Grantor in, to and under any one or more licenses or other agreements with respect to any Intellectual Property Collateral and take or refrain from taking any action under any thereof.

(g)
Without limiting any other provision of this Agreement, each Grantor expressly agrees that Secured Party, without demand, presentment or protest to or upon any Grantor or any other Person, may at any time collect, receive, appropriate and realize upon any Intellectual Property Collateral or may at any time in a commercially reasonable manner, sell, lease, assign, license, sublicense, give an option or options to purchase or otherwise dispose of and deliver any Intellectual Property Collateral (or contract to do so) in one or more parcels, at one or more public or private sales or other dispositions, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or other consideration or on credit (provided that such credit is secured by the property so disposed of), or for future delivery without assumption of any credit risk, with the right to Secured Party or any holder of the Debt, to the extent permitted by applicable law, upon any such sale or sales, public or private, to purchase any or all Intellectual Property Collateral so sold or conveyed.

(h)
In order to implement the sale, lease, assignment, license, sublicense or other disposition of any of the Intellectual Property Collateral pursuant to this Article 7, Secured Party may, at any time, execute and deliver on behalf of any Grantor one or more instruments of assignment of any or all Intellectual Property Collateral, in form suitable for filing, recording or registration in any Trademark Office or the Copyright Office, as applicable. Each Grantor agrees to pay when due all reasonable costs incurred in any such transfer and registration of the Intellectual Property Collateral, including any taxes, fees and reasonable attorneys’ fees.

(i)
In the event of any sale, lease, assignment, license, sublicense or other disposition of any of the Intellectual Property Collateral pursuant to this Article 7, Grantors shall supply to Secured Party or its designee its know-how and expertise relating to the manufacture and sale of the products relating to any Intellectual Property Collateral, as applicable, subject to such disposition, and its customer lists and other records relating to such Intellectual Property Collateral, as applicable, and to the distribution of said products.

7.2All remedies expressly provided for in this Agreement are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Debt, or any part thereof, or otherwise benefiting Secured Party or any holder of the Debt, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

7.3Secured Party or any Creditor may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Debt, in whole or in part, and in such portions and in such order as may seem best to Secured Party or such Creditor, as the case may be, in its sole discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

7.4To the full extent Grantors may do so, each Grantor agrees that no Grantor will at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any stay, extension or redemption; and each Grantor, for itself and for any and all Persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby WAIVES and releases all rights of redemption, stay of execution, notice of intention to mature or to declare due the whole of the Debt, notice of election to mature or to declare due the whole of the Debt and all rights to a marshaling of the assets of any Grantor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

ARTICLE 8
Additional Agreements

8.1Subject to the automatic reinstatement provisions of Section 8.20 below, upon full satisfaction of the Debt under the Loan Documents and the Note Documents and final termination of each Lender’s obligations (if any) to make any further advances under the Credit Agreement, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Grantors such security interest shall be released by Secured Party in due form and at Grantors’ cost.

8.2Secured Party or any Creditor may waive any default without waiving any other prior or subsequent default. Secured Party or any Creditor may remedy any default without waiving the default remedied. The failure by Secured Party or any holder of the Debt to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party or any holder of the Debt of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party (and, if required by Section 9.02 of the Credit Agreement, Section 17 of the Note Purchase Agreement or by the Collateral Agency Agreement, the Creditors or any subset of the Creditors), and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on any Grantor in any case shall of itself entitle any Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Secured Party or any holder of the Debt of any payment in an amount less than the amount then due on the Debt shall be deemed an acceptance on account only and shall not constitute a waiver of a default hereunder.

8.3Subject to Section 9.02 of the Credit Agreement and Section 17 of the Note Purchase Agreement and subject to the Collateral Agency Agreement, Secured Party may at any time and from time to time in writing (a) waive compliance by any Grantor with any covenant herein made by such Grantor to the extent and in the manner specified in such writing; (b) consent to any Grantor’s doing any act which hereunder such Grantor is prohibited from doing, or consent to any Grantor’s failing to do any act which hereunder such Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any Person liable, either directly or indirectly, for the Debt or for any covenant herein or in any other instrument now or hereafter securing the payment of the Debt, without impairing or releasing the liability of any other Person. No such act shall in any way impair the rights of Secured Party or any holder of the Debt hereunder except to the extent specifically agreed to by Secured Party or such holder of the Debt in such writing.

8.4A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement.

8.5Each Grantor will cause all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party shall reasonably request and will pay all such recording, filing, re-recording, and refiling taxes, fees and other charges. Without limiting the foregoing, Secured Party is hereby authorized to file financing statements and continuation statements relating hereto in any such office, in any such form and with any such collateral description as reasonably determined by Secured Party, including without limitation financing statements covering “all assets or all personal property” of any Grantor or words of similar import (provided, that the authorization to use the “all assets or all personal property” super-generic collateral description shall not apply to any financing statement filed against CSI COMPRESSCO GP INC., a Delaware corporation, and CSI COMPRESSCO INVESTMENT LLC, a Delaware limited liability company, and such financing statements shall be limited so as to not include any Excluded Assets).

8.6In the event the ownership of the Collateral or any part thereof becomes vested in a Person other than a Grantor, Secured Party and each holder of the Debt may, without notice to any Grantor, deal with such successor or successors in interest with reference to this Agreement and to the Debt in the same manner as with Grantors, without in any way vitiating or discharging any Grantor’s liability hereunder or upon the Debt. No forbearance on the part of Secured Party or any holder of the Debt and no extension of the time for the payment of the Debt given by Secured Party or any holder of the Debt shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of any Grantor hereunder for the payment of the Debt or the liability of any other Obligor for the payment of the Debt, except as agreed to in writing by Secured Party.

8.7Any other or additional security taken for the payment of any of the Debt shall not in any manner affect the security given by this Agreement.

8.8To the extent that proceeds of the Debt are used to pay indebtedness secured by any outstanding Lien against the Collateral, such proceeds have been advanced by Creditors at Grantors’ request, and Secured Party, on behalf of the holders of the Debt, shall be subrogated to any and all rights and Liens owned by any owner or holder of such outstanding Lien.

8.9If any part of the Debt cannot be lawfully secured by this Agreement, or if the Liens of this Agreement cannot be lawfully enforced to pay any part of the Debt, then and in either such event, at the option of Secured Party, all payments on the Debt shall be deemed to have been first applied against that part of the Debt.

8.10Subject to the terms of the Collateral Agency Agreement, Secured Party may assign this Agreement so that the assignee shall be entitled to the rights and remedies of Secured Party hereunder.

8.11Subject to Section 9.02 of the Credit Agreement and Section 17 of the Note Purchase Agreement and subject to the Collateral Agency Agreement, this Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Grantors and Secured Party. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

8.12Any notice, request or other communication required or permitted to be given hereunder shall be given as provided in the Credit Agreement and the Note Purchase Agreement, as applicable.

8.13This Agreement shall be binding upon Grantors, and the trustees, receivers, successors and assigns of Grantors, including all successors in interest of any Grantor in and to all or any part of the Collateral, and shall benefit Secured Party and its successors and assigns.

8.14If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Secured Party for having bargained for and obtained it.

8.15Secured Party and each holder of the Debt shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Grantors request in writing, but failure of Secured Party or any holder of the Debt to comply with such request shall not of itself be deemed a failure to have exercised reasonable care, and no failure of Secured Party or any holder of the Debt to take any action so requested by Grantors shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. Neither Secured Party nor any holder of the Debt shall be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party or any holder of the Debt to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party and to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any of the Debt or to hold the same for the account and order of Grantors.

8.16In the event any Grantor instructs Secured Party or any holder of the Debt, in writing or orally, to deliver any or all of the Collateral to a third Person, and Secured Party or any holder of the Debt agrees to do so, the following conditions shall be conclusively deemed to be a part of Secured Party’s or such holder of the Debt’s agreement, whether or not they are specifically mentioned to the applicable Grantor at the time of such agreement: (i) Neither Secured Party nor any holder of the Debt shall assume any responsibility for checking the genuineness or authenticity of any Person purporting to be a messenger, employee or representative of such third Person to whom the applicable Grantor has directed Secured Party or any holder of the Debt to deliver the Collateral, or the genuineness or authenticity of any document or instructions delivered by such Person; (ii) the applicable Grantor will be considered by requesting any such delivery to have assumed all risk of loss as to the Collateral; (iii) Secured Party’s and holder of the Debt’s sole responsibility will be to deliver the Collateral to the Person purporting to be such third Person described by the applicable Grantor, or a messenger, employee or representative thereof; and (iv) Secured Party and Grantors hereby expressly agree that the foregoing actions by Secured Party or any holder of the Debt shall constitute reasonable care.

8.17The pronouns used in this Agreement are in the masculine and neuter genders but shall be construed as feminine, masculine or neuter as occasion may require. “Secured Party”, “Obligor” and “Grantor” as used in this Agreement include the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of those parties.

8.18The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Wherever the term “including” or a similar term is used in this Agreement, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”

8.19THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

8.20Each Grantor agrees that, if at any time all or any part of any payment previously applied by Secured Party or any holder of the Debt to the Debt is or must be returned by Secured Party or any holder of the Debt--or recovered from Secured Party or any holder of the Debt--for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made. Each Grantor hereby agrees to indemnify Secured Party and each holder of the Debt against, and to save and hold Secured Party and each holder of the Debt harmless from any required return by Secured Party or any holder of the Debt--or recovery from Secured Party or any holder of the Debt--of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

8.21This Agreement, the other Loan Documents and the other Note Documents embody the entire agreement and understanding between Secured Party and Grantors with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Each Grantor acknowledges and agrees there is no oral agreement between any Grantor and Secured Party which has not been incorporated in this Agreement, the other Loan Documents and the other Note Documents.

8.22Secured Party may from time to time and at any time, without any necessity for any notice to or consent by any Grantor or any other Person, release all or any part of the Collateral from the Liens created pursuant to of this Agreement, with or without cause, including as a result of any determination by Secured Party that the Collateral or any portion thereof contains or has been contaminated by or releases or discharges any hazardous or toxic waste, material or substance.

8.23This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

8.24Each Grantor agrees that it shall never be entitled to be subrogated to any of Secured Party’s or any Lender’s rights against any Obligor or any other person or entity or any Collateral or offset rights held by Secured Party or any Lender for payment of the Debt until final termination of this Agreement.

8.25The obligations of Grantors hereunder shall be joint and several.

8.26EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT, IN EITHER CASE, SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PARTIES HERETO TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

8.27EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.28Notwithstanding anything herein to the contrary, this Security Agreement is not intended to create any liability of CSI COMPRESSCO GP INC. or CSI COMPRESSCO INVESTMENT LLC (each, a “Non-Recourse Grantor”) for payment of the Debt and, with respect to each Non-Recourse Grantor, is intended only to provide a security interest in the Collateral to secure the Debt. Secured Party shall not have any recourse against any Non-Recourse Grantor (including any recourse against assets of such Non-Recourse Grantor that do not constitute Collateral for any deficiency remaining after disposition of Collateral) except its remedies specified herein or available under law with respect to the Collateral following an Event of Default.

[Signature Pages Follow]

EXECUTED as of the date first set forth above.
“Grantors”

TETRA TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/Joseph J. Meyer
Joseph J. Meyer, Vice President - Finance,
Treasurer and Assistant Secretary

COMPRESSCO FIELD SERVICES, L.L.C.,
an Oklahoma limited liability company
COMPRESSCO, INC.,
a Delaware corporation
EPIC DIVING & MARINE SERVICES, LLC,
a Delaware limited liability company
MARITECH RESOURCES, LLC.
a Delaware limited liability company
TETRA APPLIED HOLDING COMPANY,
a Delaware corporation
TETRA APPLIED TECHNOLOGIES, LLC,
a Delaware limited liability company
TETRA FINANCIAL SERVICES, INC.
a Delaware corporation
TETRA FOREIGN INVESTMENTS, LLC.
a Delaware limited liability company
TETRA - HAMILTON FRAC WATER
SERVICES, LLC, an Oklahoma limited liability
company
TETRA INTERNATIONAL INCORPORATED,
a Delaware corporation
TETRA MICRONUTRIENTS, INC.,
a Texas corporation
TETRA PROCESS SERVICES, L.C.,
a Texas limited liability company

[Signature Pages for Security Agreement]

TETRA PRODUCTION TESTING SERVICES,
LLC, a Delaware limited liability
company
TSB OFFSHORE, INC.,
a Delaware corporation

By:/s/Joseph J. Meyer
Joseph J. Meyer, Treasurer

COMPRESSCO TESTING, L.L.C.,
an Oklahoma limited liability company

By:    COMPRESSCO, INC.,
a Delaware corporation,
its Sole Member

By:/s/Joseph J. Meyer
Joseph J. Meyer, Treasurer

T-PRODUCTION TESTING, LLC,
a Texas limited liability company

By:    TETRA APPLIED TECHNOLOGIES, LLC,
a Delaware limited liability company,
its Sole Member

By:/s/Joseph J. Meyer
Joseph J. Meyer, Treasurer

[Signature Pages for Security Agreement]

CSI COMPRESSCO GP INC.,
a Delaware corporation

By:/s/Joseph J. Meyer
Joseph J. Meyer, Treasurer

CSI COMPRESSCO INVESTMENT LLC,
a Delaware limited liability company

By:    CSI COMPRESSCO GP INC.,
a Delaware corporation,
its Sole Member

By:/s/Joseph J. Meyer
Joseph J. Meyer, Treasurer

[Signature Pages for Security Agreement]

“Secured Party”

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By: /s/Jennifer Kalvaitis
Name: Jennifer Kalvaitis
Title: Executive Director

[Signature Pages for Security Agreement]